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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement	☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
CIGAR KING CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cigar King Corporation
2236 Folkestone Way, Suite 21
West Vancouver, British Columbia
Canada V7S 2X7

July 25, 2002

Dear Stockholder:

I am pleased to invite you to the Annual Meeting of Stockholders of Cigar King Corporation. The meeting will be held on Wednesday, August 7, 2002, starting at 11:00 a.m., Pacific Daylight Time, at the offices of Fasken Martineau DuMoulin, 2100-1075 West Georgia Street, Vancouver, British Columbia, Canada.

Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the meeting includes the election of our directors, approval of a proposal to amend and restate our Articles of Incorporation to change our name to "Starberrys Corporation" and make certain other changes, ratification and approval of stock options previously granted to directors and officers, ratification of the appointment of PricewaterhouseCoopers as our independent auditors for the 2002 fiscal year, and consideration of any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on July 12, 2002 as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back the accompanying proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

A copy of our Form 10-KSB Annual Report for the year ended September 30, 2001 is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

/s/ John H. Goodwin John H. Goodwin President and Chief Executive Officer

Cigar King Corporation
2236 Folkestone Way, Suite 21
West Vancouver, British Columbia
Canada V7S 2X7

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 7, 2002

To the Stockholders of Cigar King Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cigar King Corporation, a Nevada corporation, will be held at the offices of Fasken Martineau DuMoulin, 2100-1075 West Georgia Street, Vancouver, British Columbia, Canada, on Wednesday, August 7, 2002, at 11 a.m., Pacific Daylight Time, for the following purposes:

  1.
  ELECTION OF DIRECTORS. To elect four members to our Board of Directors to serve until their successors are elected and qualified.

  2.
  APPROVAL OF A PROPOSAL TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION. To approve a proposal, unanimously adopted by the Board of Directors, to amend and restate the Company's Articles of Incorporation to change the Company's name to "Starberrys Corporation" and make certain other changes.

  3.
  RATIFICATION AND APPROVAL OF STOCK OPTION GRANTS. To ratify and approve certain stock options previously granted to directors, officers and key consultants of the Company.

  4.
  RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers as independent auditors for the Company for the 2002 fiscal year.

  5.
  OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on July 12, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO BY REVOKING YOUR PROXY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors

John H. Goodwin President and Chief Executive Officer

West Vancouver, British Columbia, Canada July 25, 2002

Cigar King Corporation
2236 Folkestone Way, Suite 21
West Vancouver, British Columbia
Canada V7S 2X7

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to the stockholders of Cigar King Corporation, a Nevada corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Wednesday, August 7, 2002 at 11 a.m., Pacific Daylight Time, at the offices of Fasken Martineau DuMoulin, 2100-1075 West Georgia Street, Vancouver, British Columbia, Canada, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to us (to the attention of our Chief Financial Officer and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or (2) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

The solicitation of proxies will be conducted primarily by mail, and we will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of our Common Stock. In addition to the solicitation of proxies by mail, we may solicit proxies by personal interview, telephone or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on July 12, 2002 has been fixed as the record date for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. As of July 12, 2002, there were 10,535,000 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 50 stockholders of record. The presence at the Annual Meeting of a majority, or at least 5,267,501 of these shares of our Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of shares of our Common Stock issued and outstanding on July 12, 2002 is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to us in time to be voted at the Annual Meeting, the shares it represents will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining a quorum, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

PROPOSAL NO. 1
TO ELECT FOUR DIRECTORS

Our Articles of Incorporation authorize the number of directors to be not less than one or more than eight. Our Board of Directors currently consists of four members.

At the Annual Meeting, our stockholders will elect four directors, who will serve until the 2003 annual meeting of stockholders or until such director's earlier resignation or removal.

If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board of Directors. Our Board of Directors has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Nevada corporation law, assuming the presence of a quorum, four directors will be elected from among those persons duly nominated for such positions by a majority of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

INFORMATION CONCERNING NOMINEES

Certain information about each of the nominees is set forth below.

NAME	AGE	POSITION
John H. Goodwin	64	President and Chief Executive Officer and Director
Wesley V. Louie	41	Director
Kenneth H. Kay	59	Director
Terry H. McKay	54	Director

JOHN H. GOODWIN  has been our President and Chief Executive Officer and a Director since June 6, 2002. Mr. Goodwin also is the President of Effective Business Strategies Inc. since 1995, a Vancouver- based independent management consulting firm providing services on management refocus, building management teams, commercialization of new products/technologies, corporate development, and mergers/acquisitions/divestments/strategic alliances. He is also on the Advisory Board of Mobile Productivity Inc, a California-based company delivering web-based performance support systems. Mr. Goodwin was Chairman, CEO, and a Director of ATC Technologies Corporation (a public company on the CDNX: symbol ATE), and its wholly-owned subsidiary, AutoSoft Tool Corporation, from 1998 to 2001. As an executive, consultant and venture investor, Mr. Goodwin has substantial and broadly-based domestic and international business experience, frequently tapping his wide range of contacts in the US, Canada, Western Europe and India. He was President of Applied Strategies Ltd, a management consulting and early-stage venture investment company. Prior to joining Applied Strategies, Mr. Goodwin was Director of Business Planning and Market Analysis for MacMillan Bloedel Limited, then Canada's largest forest products company (now part of Weyerhaeuser). In his 14 years with MB, he was also involved in new product development, acquisitions and divestitures, development of management decision systems and major capital approvals. His tenure at MB followed management and consulting positions in Montreal, London (UK) and Los Angeles. Mr. Goodwin was born and raised in Vancouver, graduating from UBC with a Bachelor of Commerce (First Class). He earned his MBA (Honors) at The Anderson School at UCLA before post-graduate studies at the LSE (London School of Economics).

WESLEY V. LOUIE  has been a Director since June 6, 2002. Mr. Louie is planning to become Vice President, Operations beginning August 2002. Mr. Louie has had a career in marketing, sales and management in food supply and food service. He has been Manager of JTJ Seafood Trading Inc., involved in the import and export of fresh frozen seafood between Canada and Asia, since 2001. He was Marketing/Sales Manager for Legacy Fish Products/Gailco Fish Ltd (2001); as well as Sales Manager of Mainland Food Supply (2000). Until 2000, for five years Mr. Louie was Managing Director of the Marco Polo Restaurant Ltd. which provided in-depth restaurant start-up experience from concept through business plan to finance, lease and construction. Prior to his restaurant experience, he was Territory Manager for K&W Food Distributors, the second largest restaurant wholesale supplier in British Columbia. As a major supplier to such as Cactus Club, Earl's, Keg Steakhouse, Pizza Hut, Red Robin and Subway, Mr. Louie was in day-to-day contact with most significant food service operations in downtown Vancouver. This provided him with invaluable perspective on the business as well as substantial contacts in the industry. He was raised in Vancouver, graduating from UBC with a BA. He also studied at Universities in Japan and Taiwan.

KENNETH H. KAY  has been a Director since June 6, 2002. Mr. Kay is also Chairman of First City Capital Group Inc, established in 2002. He has been Chairman of First Equity Financial Group Inc. from 1994 to date. From 1991 to 1993, Mr. Kay was a marketing and sales consultant in Ft. Lauderdale, Florida. He previously founded British International Properties, Inc. a land acquisition and development company which developed 39 luxury villa units in Fort Lauderdale, Florida. Mr. Kay previously founded Pacific Waterslides, Inc. of Vancouver, Canada, which built the waterslide theme park in Birch Bay, Washington, the first of its kind in the Pacific Northwest. He also co-founded Travel Network Corporation based in San Diego, California. This was the first travel franchise system of its type with 245 franchised travel agencies sold and opened in 3 years. The company was subsequently sold to American Broadcasting Corporation. Mr. Kay founded London-Towne Restaurants, Inc. of Vancouver, BC which sold and opened 14 franchised locations in Vancouver and Calgary.

TERRY H. MCKAY  has been a director since June 6, 2002. Dr. McKay currently practices Dentistry in North Vancouver, BC. Since 1999 he is a director of Swident, a Swiss dental insurance company, and serves on its Financial Audit Committee. Dr. McKay is past Clinical Director for Knowell Technology and a past Board member of longivitystore.com. Mr. McKay graduated from the University of British Columbia with a B.A. and D.M.D. in 1975. He has practiced Dentistry in BC and in Seattle, Washington. Dr. McKay's professional memberships include the Canadian Dental Association, B.C. College of Dental Surgeons, Washington State Dental Association, American Academy of Gold Foil Operations and the American Academy of Operative Dentists.

Required Vote

ASSUMING THE PRESENCE OF A QUORUM, FOUR DIRECTORS WILL BE ELECTED FROM AMONG THOSE PERSONS DULY NOMINATED FOR SUCH POSITIONS BY THE MAJORITY OF THE VOTES ACTUALLY CAST BY STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING WHO ARE PRESENT IN PERSON OR BY PROXY.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

As of the date of this Proxy Statement, other than Mr. Goodwin, we have one additional executive officer who is identified below, together with information regarding the business experience of such officer. Information regarding the business experience of Mr. Goodwin is set forth above in Proposal

No. 1 under the heading "Information Concerning Nominees." Each executive officer is elected annually by our Board of Directors and serves at the pleasure of our Board.

NAME	AGE	POSITION
Kenneth R. Tolmie	58	Chief Financial Officer and Secretary

KENNETH R. TOLMIE has been our Chief Financial Officer and Secretary since June 6, 2002. He is a businessman, a consultant and Corporate Director. Since May 2001 he has been part-time Vice President, Finance of International P.E.T. Diagnostics Inc., a private company in the business of developing and operating PETSCAN Centres to provide clinical Positron Emission Tomography (PET) scans, owing and operating the Vancouver PETSCAN Centre. From 1998 to 2001, Mr. Tolmie was Vice President, Finance and Secretary of ATC Technologies Corp (a public company on the CDNX: symbol ATE) and its subsidiary, AutoSoft Tool Corporation. He joined The Beacon Group of Companies as Chairman and CFO in 1987. He is presently its President and CFO. This company manages and administers the affairs and funds of limited partnerships involved in film financing. Previously, Mr. Tolmie was President and CEO of Hastings West Investment Ltd, a financial management/holding company. He graduated from Queen's University with a Bachelor of Arts in Economics and Political Science; and from the University of Western Ontario with a Masters of Business Administration.

Committees of our Board of Directors

There are no committees of the Board of Directors.

Director Compensation

Directors currently do not receive cash compensation for their services as members of the Board of Directors, although members may be reimbursed for expenses in connection with attendance at Board of Directors, committee, and specific Cigar King business meetings. Option grants to directors are at the discretion of the Board of Directors, and we have no specific plans regarding amounts to be granted to our directors in the future.

PROPOSAL NO. 2
TO APPROVE A PROPOSAL, UNANIMOUSLY ADOPTED BY THE BOARD OF DIRECTORS, TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "STARBERRYS CORPORATION" AND MAKE CERTAIN OTHER CHANGES

The Board of Directors has unanimously adopted a resolution approving, and are recommending to the Company's stockholders for their approval, a proposal to amend and restate the Articles of Incorporation of the Company to change the name of the Company to "Starberrys Corporation" and to authorize a class of "blank check" Preferred Stock.

The complete text of the proposed Amended and Restated Articles of Incorporation providing for these changes is attached as Exhibit A. Please read Exhibit A in its entirety.

Reasons for the Amendment and Restatement of the Articles of Incorporation

Company Name Change

The Company has acquired the rights to the Starberrys restaurant concept and plans to open the first of a series of restaurants under that name in Las Vegas, Nevada. To more closely identify the Company with the Starberrys restaurants we plan to develop, we have determined to change our corporate name from "Cigar King Corporation" to "Starberrys Corporation". The Company will no longer be pursuing its original business model of merchandising cigars, and does not believe that continued use of the

"Cigar King" name will advance its branding strategy for the family-oriented Starberrys restaurants. For the text of the proposed change, see Article I of the proposed Amended and Restated Articles of Incorporation attached as Exhibit A.

New Preferred Stock

The proposed Amended and Restated Articles of Incorporation would also create a new class of "blank check" Preferred Stock that will be available for issuance in the future without any further action or approval by stockholders. For the text of the proposed change, see Article VI of the proposed Amended and Restated Articles of Incorporation attached as Exhibit A.

The Preferred Stock will not carry particular rights, privileges and preferences when initially authorized. Rather, such terms will be specified by the Board of Directors at the time it acts to create a specific series of Preferred Stock for issuance out of the available authorized Preferred Stock. We currently have 200,000,000 shares of Common Stock authorized and no shares of Preferred Stock authorized. If the amendment and restatement is approved by stockholders at the Annual Meeting, 50,000,000 shares of Preferred Stock will be authorized and available for later issuances at the discretion of the Board of Directors.

The Preferred Stock would have such preferences, voting powers, qualifications, and special or relative rights or privileges as the Board of Directors may designate for each series thereof issued from time to time. Upon issuance, subject to the Company's Articles of Incorporation, the Preferred Stock could rank senior to the Common Stock, as the Board of Directors may determine. The Board of Directors, without any further action by the stockholders, would be able to issue the Preferred Stock for such purposes and for such consideration as it may determine.

The Board of Directors believes it is in the Company's best interests to create the Preferred Stock. The Board of Directors believes that the creation of the Preferred Stock enhances the Company's flexibility in connection with possible future actions, such as financings, mergers, acquisitions or other corporate purposes. The Board of Directors also believes that the creation of the Preferred Stock will better position the Company to consider and respond to future business opportunities and needs. By approving the creation of the Preferred Stock, the Company will be able to issue the Preferred Stock without the expense and delay of a special stockholders' meeting.

If this proposal is adopted, the Board of Directors will be authorized to issue the Preferred Stock, from time to time, in one or more series, with such preferences, voting powers, qualifications, and special or relative rights or privileges as the Board of Directors, subject to limitations, may determine. The shares of Preferred Stock would be available for issuance without any further action by the stockholders, subject to limitations. There are no current plans to issue Preferred Stock.

The proposed creation of the Preferred Stock is not intended to prevent or impede a change in control of the Company. Further, the Company is not aware of any current effort to acquire control of the Company. However, the issuance of the Preferred Stock could be used to create voting impediments and to make it more difficult for persons seeking to effect a merger or otherwise gain control of the Company. The issuance of the Preferred Stock could affect the holders of Common Stock by, among other things, restricting dividends payable on Common Stock, diluting the voting power of Common Stock and limiting the ability of the holders of Common Stock to participate in any liquidation of the Company.

Required Vote

THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION.

PROPOSAL NO. 3
TO RATIFY AND APPROVE PREVIOUSLY GRANTED STOCK OPTIONS

On June 6, 2002, the Board of Directors granted the following directors, officers and key consultants the number of stock options listed opposite their names in the table below. All of these options have an exercise price of $1.00 per share and expire on June 6, 2005. These options vest in equal proportions of one-twelfth (1/12) on the first day of each calendar quarter, commencing the October to December 2002 quarter, over the next 12 calendar quarters.

Name	Options Granted
John H. Goodwin, Director & Officer	300,000
Wesley V. Louie, Director	210,000
Terry H. McKay, Director	210,000
Kenneth R. Tolmie, Officer	210,000
Roger J. Duncan, Consultant	210,000

We are seeking stockholder ratification and approval of these grants so that the grants will be exempt from Section 16(b) of the Securities Exchange Act of 1934 by reason of Rule 16b-3 thereunder, which provides that any transaction involving a grant, award or other acquisition from the issuer shall be exempt if the transaction is approved or ratified by the affirmative vote of the holders of a majority of the securities of the issuer present or represented, and entitled to vote at the next annual meeting of stockholders after the grants were made. If the grants are exempted from Section 16(b), then the acquisition of the options will not be matchable against another acquisition or disposition of the Company's equity securities by the officer or director within a six-month period for purposes of the short-swing profit forfeiture provisions under Section 16(b).

Required Vote

THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY AND APPROVE THE IDENTIFIED PREVIOUSLY GRANTED STOCK OPTIONS.

PROPOSAL NO. 4
TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors believe that it is in the Company's best interest to change the firm selected to audit the financial statements of the Company for the fiscal year ended September 30, 2002 from Anderson, Anderson & Strong to PricewaterhouseCoopers. This nomination is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers have not previously audited the Company's financial statements whereas, since the Company's incorporation in 1998, the firm of Andersen, Andersen & Strong, located in Salt Lake City, Utah has audited the Company's financial statements. Representatives of neither PricewaterhouseCoopers nor Andersen, Andersen & Strong are expected to be present at the meeting.

The Board of Directors is recommending this change due to the more diverse geographic nature of the anticipated operations of the Company in the future. A larger more international firm, like PricewaterhouseCoopers, with offices in both Vancouver, the anticipated location of the Company's corporate and administrative offices, and principal cities in the United States where the Company is planning to do business in the future is better suited to conduct the audit and other accounting advisory services that will be required by the Company than a much smaller firm with a geographic base unconnected to the Company's principal current and anticipated business locations.

Andersen, Andersen & Strong was dismissed on July 12, 2002. PricewaterhouseCoopers was engaged on July 12, 2002.

Andersen, Andersen & Strong's reports on the financial statements for the fiscal years ended September 30, 2000 and September 30, 2001 each contained a qualification stating that there was substantial doubt about the Company's ability to continue as a going concern. Other than these going concern qualifications, Andersen, Andersen & Strong's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Andersen, Andersen & Strong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen, Andersen & Strong's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any of its reports.

Audit Fees

Audit fees billed to the Company by Andersen, Andersen & Strong during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $2,900.

Financial Information Systems Design and Implementation Fees

The Company did not engage Andersen, Andersen & Strong to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2001. Accordingly, the Board of Directors did not need to consider whether providing such services would have been compatible with maintaining Andersen, Andersen & Strong's independence.

All Other Fees

There were no fees billed to the Company for all other non-audit services rendered to the Company by Andersen, Andersen & Strong during the Company's fiscal year ended September 30, 2001. Accordingly, the Board of Directors did not need to consider whether providing such services would have been compatible with maintaining Andersen, Andersen & Strong's independence.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company's independent public accountants is not required by the Company's By-Laws or any other applicable legal requirement. However, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

SUBJECT TO THE STATEMENTS MADE IN THE PRECEDING PARAGRAPH, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING WILL BE REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

The following table describes the compensation the Company paid to Steven Bruce, the person serving as Chief Executive Officer during the fiscal year ended September 30, 2001 (the "Named Executive Officer"). The Named Executive Officer did not receive any compensation from the Company for the fiscal years ended September 30, 1999, 2000 and 2001. No executive officer of the Company earned more than $100,000 in total salary and bonus during 2001, the most recently completed fiscal year of the Company.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Steven Bruce, President	2001 2000 1999	— — —	— — —	— — —	— — —	— — —	— — —

Option Grants in the Last Fiscal Year

No stock options were granted to the Named Executive Officer during the fiscal year ended September 30, 2001.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

The Named Executive Officer did not exercise any stock options during the fiscal year ended September 30, 2001 and did not hold any unexercised stock option at the end of such fiscal year.

Long-Term Incentive Plans—Awards in Last Fiscal Year

No awards were made to the Named Executive Officer during the fiscal year ended September 30, 2001 under any long-term incentive plan.

COMPENSATION OF DIRECTORS

In the year ending September 30, 2001 directors did not receive any cash compensation for their services as members of the Board of Directors. There is no arrangement now in place pursuant to which directors will be compensated of any services provided as a director or as a member of a committee of the Board of Directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

The following table sets out the only consulting contracts now in place with respect to officers and key consultants of the Company:

Name	Relationship with Company	Compensation
John H. Goodwin	President, CEO, and Director	$6,000 per month
Kenneth H. Kay	Key Consultant and Director	$6,000 per month
Wesley V. Louie	Key Consultant and Director	$5,000 per month
Kenneth R. Tolmie	CFO and Secretary	$5,000 per month
Howard J. Louie	Advisor on a consulting contract	$6,000 per month
Roger J. Duncan	Key Consultant	$1,750 per month

The compensation arrangements with respect to Messrs. Goodwin, Kay and Tolmie commenced effective June 6, 2002, with respect to Mr. H. Louie commenced July 1, 2002 and with respect to Mr. W. Louie and Mr. Duncan are anticipated to commence in August 2002. Prior to June 6, 2002, certain services were performed and compensated on an hourly basis by Messrs. Goodwin, Kay and Tolmie for the Company. The Company has no other employment contracts, compensatory plans or arrangements with respect to any executive officer, director or key consultant.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of July 25, 2002 by:

  •
  each person that to our knowledge beneficially owns 5% or more of our outstanding Common Stock;

  •
  each of our directors;

  •
  the Named Executive Officer; and

  •
  all of our directors and executive officers as a group.

In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 25, 2002 are deemed outstanding. Percentage of beneficial ownership is based upon 10,535,000 shares of Common Stock outstanding at July 25, 2002. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Steven Bruce 1200 West 73rd Avenue, Suite 825 Vancouver, BC V6P 6G5	0		0.00%
John H. Goodwin 2236 Folkestone Way, Suite 21 West Vancouver, BC V7S 2X7	300,000		2.85%
Wesley V. Louie 10561 Hollybank Drive Richmond, BC V7L 4S4	210,000		1.99%
Dr. Terry McKay 132 East 14th Street North Vancouver, BC V7L 3N3	210,000		1.99%
Kenneth R. Tolmie 6330 McCleery Street Vancouver, BC V6N 1G6	110,000		1.04%
Kenneth H. Kay 6278 N. Federal Highway, Suite 601 Fort Lauderdale, FL USA 33308	2,500,000	(1)	23.73%
All directors and executive officers as a group (5 persons)	3,330,000	(2)	31.61%

Five Percent Stockholders:
First Equity Capital Group Inc. 444 Lonsdale Avenue, Suite 101 North Vancouver, BC V7M 3H5	2,500,000		23.73%
Howard J. Louie 885 West Georgia Street, Suite 880 Vancouver, BC V6C 3B8	4,500,000	(3)	42.71%

1.
These shares are owned by First Equity Capital Group Inc., a corporation of which Mr. Kay is a 33.3% shareholder. To the best of the Company's knowledge, Mr. Kay has shared voting and investment power with respect to these shares.

2.
Includes 2,500,000 shares owned by First Equity Capital Group Inc., a corporation of which Mr. Kay, a director of the Company, is a 33.3% shareholder.

3.
Includes 2,500,000 shares owned by First Equity Capital Group Inc., a corporation of which Mr. Louie is a 33.3% shareholder. To the best of the Company's knowledge, Mr. Louie has shared voting and investment power with respect to the shares in First Equity Capital Group Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, the Company's only material contract is a commercial agreement between the Company and First Equity Capital Group Inc. dated May 28, 2002 for the assignment of the Starberrys business system from First Equity Capital Group Inc. to the Company in consideration of 2,500,000 shares in the Company, valued at $25,000, and $50,000 in cash. First Equity Capital Group Inc. is a private company, 33.3% of shares of which are beneficially owned by Mr. Kay, a director of the Company. 33.3% of First Equity Capital Group Inc. is also owned by each of Mr. Greg Williams of North Vancouver, B.C. and Mr. Howard J. Louie of Vancouver, B.C. Mr. Howard Louie owns directly 2,000,000 shares in the Company.

OTHER MATTERS

Section 16(a) beneficial ownership reporting compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, Messrs. Goodwin, Kay, Louie, McKay and Tolmie each have not filed an initial Form 3.

Other Business

The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. Our Board of Directors is not presently aware of any other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in our By-Laws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

Any stockholder proposal which is intended to be presented at our 2003 Annual Meeting of Stockholders must be received at our principal executive offices at 2236 Folkestone Way, Suite 21,West Vancouver, British Columbia, Canada V7S 2X7 Attention: Chief Financial Officer, by no later than Thursday, March 27, 2003, if such proposal is to be considered for inclusion in our proxy statement and proxy for that meeting. Stockholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in our By-Laws. We will furnish copies of these By-Law provisions upon written request to our Chief Financial Officer at the aforementioned address.

It is important that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

John Goodwin President and Chief Executive Officer

West Vancouver, British Columbia, Canada July 25, 2002

Exhibit A to Proxy Statement

Proposed Amended and Restated Articles of Incorporation

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
CIGAR KING CORPORATION

        Pursuant to NRS 78.403, CIGAR KING CORPORATION (the "Corporation"), under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes) adopts the following Amended and Restated Articles of Incorporation.

ARTICLE I
NAME

        The name of the Corporation shall be STARBERRYS CORPORATION.

ARTICLE II
REGISTERED AGENT AND REGISTERED OFFICE

        The registered agent and registered office of the Corporation shall be as follows:

        National Registered Agents, Inc. of Nevada
1000 E. Williams Street, Suite 204
Carson City, Nevada 89701

ARTICLE III
DURATION

        The duration of the Corporation's existence shall be perpetual.

ARTICLE IV
PURPOSES

        The purposes for which the Corporation is organized are as follows:

        To engage in any business, trade or activity which lawfully may be conducted or permitted under Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes. The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ARTICLE V
POWERS

        The powers of the Corporation shall be those powers granted by NRS 78.060 and 78.070 of the Nevada Revised Statutes under which this Corporation is formed. In addition, the Corporation shall be entitled to exercise any and all other powers authorized or permitted under any laws that now may be or hereafter become applicable or available to this Corporation.

ARTICLE VI
SHARES

        Section 1.    Authorized Capital.  The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock which this Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock, par value $.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, par value $.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

        Section 2.    Issuance of Preferred Stock in Series.  The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors of the Corporation and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

        Section 3.    Consideration for Shares.  The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid and non-assessable.

        Section 4.    Dividends.  Dividends in cash, property or shares of the Corporation may be paid, if, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE VII
ASSESSMENT OF STOCK

        The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.

ARTICLE VIII
DIRECTORS

        The business of the Corporation shall be managed by a Board of Directors. The number of directors constituting the Board of Directors may be increased or decreased from time to time in the manner specified in the Bylaws of this Corporation; provided, however, that the number shall not be less than one (1) nor more than eight (8), and shall not be increased by more than three directors in any calendar year. In case of a vacancy in the Board of Directors, including those caused by an increase in the number of directors, a majority of the remaining directors, though less than a quorum, may appoint someone to fill such vacancy and such appointed director or directors shall serve until the election and qualification of a successor at the next annual meeting of the stockholders or until a special meeting is called for the purpose of electing director(s) for that position(s).

ARTICLE IX
LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

        The personal liability of all of the officers and directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada General Corporation Law, as the same may be supplemented and amended.

ARTICLE X
INDEMNIFICATION AND INSURANCE

        Section 1.  A director of this Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director: (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada General Corporation Law, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the full extent permitted by the Nevada General Corporation Law, as so amended, without any requirement of further action by the stockholders.

        Section 2.  The Corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in the Nevada General Corporation Law, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation or as permitted by applicable law.

        Section 3.  Any repeal or modification of this Article by the stockholders of this Corporation shall not adversely affect any right of any individual who is or was a director of the Corporation, which existed at the time of such repeal or modification.

        Section 4.  To the fullest extent provided by Nevada General Corporation Law, the Corporation also may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        Section 5.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

ARTICLE XI
PLACE OF MEETING; CORPORATE BOOKS

        Subject to the laws of the State of Nevada, the stockholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.

ARTICLE XII
AMENDMENT OF ARTICLES

        This Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by law. All rights of the stockholders, directors and officers of this Corporation are granted subject to this reservation.

ARTICLE XIII
PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

ARTICLE XIV
CUMULATIVE VOTING

        The stockholders of this Corporation shall not be entitled to cumulative voting at the election of any directors.

ARTICLE XV
CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

        No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and another corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or joins in the execution of a written consent which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exists:

          (a)  The fact of the common directorship, office or financial interest is known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

          (b)  The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

          (c)  The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for action.

          (d)  The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

ARTICLE XVI
BYLAWS

        The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

ARTICLE XVII
APPROVAL OF CERTAIN ACTIONS

        Except to the extent that any of the following actions are permitted to be taken solely upon approval of the Board of Directors of the Corporation without shareholder action pursuant to these Articles of Incorporation or applicable Nevada General Corporation Law, any amendment of the Articles of Incorporation or the Bylaws of the Corporation, approval of a plan of merger or share exchange, authorizing the sale, lease, exchange or other disposition of all, or substantially all of the Corporation's property, authorizing dissolution of the Corporation or any increase in the authorized or issued capital stock of the Corporation (whether pursuant to Article VI or otherwise), any cancellation, redemption or purchase by the Corporation of any of its shares, any change in the rights attached to any class of its shares, and any other reorganization of the Corporation of any nature, shall require approval by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.

ARTICLE XVIII
STOCKHOLDER VOTING ON SIGNIFICANT CORPORATE ACTION

        Any corporate action for which Nevada General Corporation Law, as then in effect, would otherwise require approval by either two-thirds vote of the stockholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the stockholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares of each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles of Incorporation that specifically requires a greater vote for approval of any particular corporate action.

ARTICLE XIX
STOCKHOLDER ACTION BY WRITTEN CONSENT

        Action required or permitted to be taken at a stockholders' meeting may be taken without a meeting or a vote if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. To the extent that Nevada General Corporation Law requires prior notice of any such action to be given to non-consenting or non-voting stockholders, written notice of such action shall be given at least five (5) days prior to the effective date of such action, unless a greater period is required by law.

ARTICLE XX
QUORUM FOR MEETINGS OF STOCKHOLDERS

        Except with respect to any greater requirement required by Nevada General Corporation Law or the Bylaws of this Corporation, one-third of the votes entitled to be cast on a matter by the holders of shares that are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders.

        The undersigned officer of the Corporation hereby certifies that these Amended and Restated Articles of Incorporation have been duly adopted by the Board of Directors and approved by the stockholders of the Corporation.

        Dated this            day of                        , 2002.

CIGAR KING CORPORATION

By:	John H. Goodwin
Its:	President and Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CIGAR KING CORPORATION
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 7, 2002

The undersigned stockholder of CIGAR KING CORPORATION, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 25, 2002, and the 2001 Form 10-KSB Annual Report, and hereby appoints John H. Goodwin and Kenneth H. Kay, or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of CIGAR KING CORPORATION to be held on August 7, 2002 at 11 a.m., Pacific Standard Time, at the offices of Fasken Martineau DuMoulin, 2100-1075 West Georgia Street, Vancouver, British Columbia, Canada, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of CIGAR KING CORPORATION which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION, FOR THE APPROVAL OF THE STOCK OPTION GRANTS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	ELECTION OF DIRECTORS:
	FOR all nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

John H. Goodwin	Wesley V. Louie
Kenneth H. Kay	Terry H. McKay

2.	APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "STARBERRYS CORPORATION" AND MAKE CERTAIN OTHER CHANGES:
	FOR	AGAINST	ABSTAIN

3.	RATIFICATION AND APPROVAL OF STOCK OPTION GRANTS TO MESSRS. GOODWIN, LOUIE, MCKAY, DUNCAN AND TOLMIE.
	FOR	AGAINST	ABSTAIN

4.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR:
	FOR	AGAINST	ABSTAIN

This Proxy revokes any prior proxy to vote such shares at the 2002 Annual Meeting of Stockholders heretofore given by the undersigned to anyone other than the proxies as named above.

DATED: , 2002

Signature	Print Name

Signature	Print Name

Number of Shares of Common Stock Held

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears his, her or its stock certificate, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate and give their full title. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

SUMMARY COMPENSATION TABLE
Option Grants in the Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
Long-Term Incentive Plans—Awards in Last Fiscal Year
OTHER MATTERS
Exhibit A to Proxy Statement Proposed Amended and Restated Articles of Incorporation AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CIGAR KING CORPORATION
ARTICLE I NAME
ARTICLE II REGISTERED AGENT AND REGISTERED OFFICE
ARTICLE III DURATION
ARTICLE IV PURPOSES
ARTICLE V POWERS
ARTICLE VI SHARES
ARTICLE VII ASSESSMENT OF STOCK
ARTICLE VIII DIRECTORS
ARTICLE IX LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS
ARTICLE X INDEMNIFICATION AND INSURANCE
ARTICLE XI PLACE OF MEETING; CORPORATE BOOKS
ARTICLE XII AMENDMENT OF ARTICLES
ARTICLE XIII PREEMPTIVE RIGHTS
ARTICLE XIV CUMULATIVE VOTING
ARTICLE XV CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST
ARTICLE XVI BYLAWS
ARTICLE XVII APPROVAL OF CERTAIN ACTIONS
ARTICLE XVIII STOCKHOLDER VOTING ON SIGNIFICANT CORPORATE ACTION
ARTICLE XIX STOCKHOLDER ACTION BY WRITTEN CONSENT
ARTICLE XX QUORUM FOR MEETINGS OF STOCKHOLDERS